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ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
SKYLYNX COMMUNICATIONS, INC.

     The undersigned, constituting all of the members of the Board of Directors of SkyLynx Communications, Inc., a Colorado corporation (the "Company"), pursuant to Section 7-108-202 of the Colorado Business Corporation Act, hereby adopt the following resolutions by unanimous written consent.
This consent is executed as of June 23, 1999, and shall be filed in the Company's minute book.
Amended Bylaws

     WHEREAS, the Bylaws of the Company may be amended by a majority of the Board of Directors;

     WHEREAS, the Section 1 of the Company's Bylaws currently states the Company's former name of Allied Wireless, Inc. and

     WHEREAS, the Company changed its name from Allied Wireless, Inc. to SkyLynx Communications, Inc. by filing and Amendment to the Articles of Incorporation with the Colorado Secretary of State on February 12, 1998;

     WHEREAS, the Board believes that it is in the best interests of the Company to amend the Bylaws to state the correct corporate name;

     NOW, THEREFORE, BE IT RESOLVED, that Section 1 of the Company's Bylaws is hereby amended in its entirety as follows:

          Section 1. The Following paragraphs contain provisions for the regulation and management of SkyLynx Communications, Inc., a Colorado corporation.

     RESOLVED FURTHER, that the Secretary of Company be, and he hereby is, authorized and directed to execute a Certificate of Adoption of the Amended Bylaws, to insert the Amended Bylaws as so certified in the Company's Minute Book and to see that a copy of the Amended Bylaws, similarly certified, is kept at the Company's principal office, as required by law.

     RESOLVED FURTHER, that any and all actions previously taken by any of the officers of the Company, on behalf of the Company, with respect to the transactions contemplated by the foregoing resolutions are hereby ratified, approved, and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned members of the Board of Directors has executed this written consent as of this 23rd day of June, 1999.






                              /s/ Jeffery A. Mathias
                              -------------------------------
                              Jeffery A. Mathias


                              /s/ Gary L. Brown
                              -------------------------------
                              Gary L. Brown


                              /s/ Frank P. Ragano
                              -------------------------------
                              Frank P. Ragano